F r a s e r a n d C o m p a n y LLP

Barristers and Solicitors

Exhibit 23.1

January 9, 2006

VIA EDGAR

Securities and Exchange Commission
100 F Street N.E.
Washington D.C. 20549-0405

Attention: Goldie Walker

Office of Emerging Growth Companies

Dear Madam:

Re: Comtrix, Inc.

Amendment No. 1 to Form SB-2 Registration Statement

File No. 333-129393

Re:  Legal Consent

We hereby consent to the inclusion of our name in connection with the Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Comtrix, Inc.

Yours truly,

FRASER and COMPANY LLP

Per: /s/ Fraser and Company LLP

Suite 1200-999 West Hastings Street, Vancouver, B.C. V6C 2W2
Tel: (604) 669-5244 Fax: (604) 669-5791 E-mail: fraser@fraserlaw.com